Exhibit 10.74

WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement (“Agreement”), made and entered into as of February 12, 2016 (“Effective Date”), among RiceBran Technologies, a California corporation (“Borrower”), NutraCea, LLC (“NutraCea”), Rice Rx, LLC (“Rice”), Rice Science LLC (“Rice Science”), SRB-MERM, LLC (“MERM”), SRB-LC, LLC (“LC”), SRB-MT, LLC (“MT”), SRB-WS, LLC (“WS”) SRB-IP, LLC (“IP”), each of the foregoing a Delaware limited liability company, Healthy Natural, Inc., a Nevada corporation (“H&N”), The RiceX Company, a Delaware corporation, (“RiceX”) and RiceX Nutrients, Inc., a Montana corporation (“Nutrients,” and together with NutraCea, Rice, Rice Science, MERM, LC, MT, WS, IP, H&N and RiceX, each a  “Guarantor” and collectively, the “Guarantors”, and Borrower and Guarantors are collectively referred to as the “Grantors”) and Full Circle Capital Corporation, a Maryland corporation (“Agent” and a “Lender”).

Recitals:

A.	The Grantors, the Lender and the Agent are parties to that certain Loan, Guarantee and Security Agreement dated as of May 12, 2015 (as amended from time to time, including the amendments effected pursuant to a Forbearance and Amendment Agreement (“Forbearance Agreement”) among the parties hereto, dated October 1, 2015, the “Loan Agreement”), pursuant to which the Agent and Lender extended a secured lending facility to the Borrower; and

B.	Grantors acknowledge that the Borrower has informed the Agent that it anticipates to be in Default under Section 6 and Items 21(a), (b), (c) and (f) of the Schedule to the Loan Agreement for failure to comply with (i) the Total Debt to Adjusted EBITDA covenant for the periods ending March 31, 2016 and June 30, 2016 (ii) the Senior Debt to Adjusted EBITDA covenant for the periods ending March 31, 2016 and June 30, 2016, (iii) the Adjusted EBITDA to Fixed Charges covenant for the periods ending March 31, 2016 and June 30, 2016 , and (iv) Max Leverage Ratio for the quarters ending March 31, 2016 and June 30, 2016 (the “Potential Defaults”).

C.	Grantors have requested that Agent and Lender (i) amend and waive certain provisions of the Loan Agreement in order to address the Potential Defaults and (ii) consent to the use of Borrower’s use of funds as provided herein;

NOW, THEREFORE, intending to be legally bound, the parties hereto covenant and agree as follows:

Section 1.	Recitals.

1.1       The Recitals set forth above are hereby made a part of this Agreement as if fully set forth herein below.

Section 2.	Use of Terms; Definitions.

2.1       Capitalized terms used herein (including the Recitals above) shall have the same meaning ascribed thereto in the Loan Agreement unless otherwise specified herein.

2.2       Defined Terms.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“New Financing” shall mean any equity financing completed by Borrower before February 29, 2016 in which the aggregate purchase price is at least $2,500,000.

“Early Maturing Notes” shall mean those promissory notes that constitute Subordinated Debt and that have scheduled maturity dates in 2016.

Section 3.          Waiver and Consent Regarding Halpern Loan.  On January 31, 2016, Baruch Halpern (or an entity affiliated with Baruch Halpern) (“New Lender”) loaned $300,000 to Borrower (“Halpern Loan”).  The Halpern Loan accrues interest at a rate of 11.75% per annum, matures on May 31, 2018 and must be repaid when funds are released from the Irgovel Escrow Account.  If the Halpern Loan is not repaid by June 30, 2016, then (i) the terms of the Halpern Loan automatically will amend and restate to be the same as the terms applicable to the secured promissory notes that constitute Subordinated Debt (ii) the Halpern Loan will be secured by Grantor’s assets in the same manner that the other Subordinated Debt that is secured pursuant to the Third Amended and Restated Security Agreement that constitutes of the of the Subordinated Indebtedness Documents (“Security Agreement”).  In connection with the Halpern Loan, Borrower agreed to issue to New Lender a warrant to purchase 25,000 shares of Borrower’s common stock.  If Borrower does not repay the Halpern Loan by June 30, 2016, then Borrower must issue to New Lender an addition warrant to purchase 25,000 shares of Borrower’s common stock.  Borrower used the Halpern Loan proceeds to make a capital contribution to Nutra SA, LLC, and Nutra SA, LLC used those funds to make a capital contribution to Irgovel.  Lender and Agent hereby consent to the Halpern Loan.  Further, Lender and Agent acknowledge and agree that the (i) the Halpern Loan, (ii) Borrower’s grant of a security interest in its collateral to secure the Halpern Loan pursuant to the Security Agreement, and (iii) the actions described above in this Section 3 do not and will not constitute a Default.

Section 4.	Waiver of Financial Covenants

4.1       Agent and Lender hereby waive any Defaults under the Loan Documents that occurred on or prior to the Effective Date.

4.2       Agent and Lender hereby waive the Potential Defaults and the Grantors’ obligations to comply with Items 21(a), (b), (c) and (f) of the Schedule for the periods ending March 31, 2016 and June 30, 2016.

Section 5.	Amendments to the Loan Agreement.

5.1       Item 21(e) of the Schedule is hereby amended and restated in its entirety as follows:

“Minimum Liquidity. For the periods from February 1, 2016 through the July 15, 2016 (the “Liquidity Trigger Date”), the Grantors shall at all times maintain cash on hand, including availability under the Revolving Commitment, of not less than $1,500,000, provided that at least $750,000 of such amount must be in the form of cash on hand.  From and after the Liquidity Trigger Date, the Grantors shall at all times maintain cash on hand, including availability under the Revolving Commitment, of not less than $2,000,000, provided that at least $1,000,000 of such amount must be in the form of cash on hand.”

5.2       Item 21(g) of the Schedule is hereby amended and restated in its entirety to read as follows:

“(g)     Monthly Adjusted EBITDA:  Borrower shall maintain at all times, on a consolidated basis, an average of the Monthly Adjusted EBITDA of not less than $100,000 for each consecutive three (3) month period beginning on January 1, 2016, February 1, 2016, March 1, 2016, April 1, 2016 and May 1, 2016.  Borrower shall submit to Lender its Monthly Adjusted EBITDA as soon as available, and in any case not later than twenty (20) days after the end of each month. The average of the Monthly Adjusted EBITDA shall be calculated by adding the Monthly Adjusted EBITDA for the three months in the applicable period and dividing that sum by three (3).”

Section 6.          Use of Proceeds.  Agent and Lender hereby consent to the use of Grantors’ cash as follows, and agrees that such use of cash shall be deemed to not be a Default under the Loan Documents:

6.1       Use of Proceeds from New Financing.  If Borrower completes a New Financing, Borrower may use proceeds from the New Financing (“New Financing Proceeds”) as follows:

(a)        Up to $1,000,000 may be reserved for use by Irgovel (such reserved funds, the “Irgovel Reserve”), and, so long as Borrower is not in default prior to or as a result of such contribution or loan, Borrower may contribute or loan funds constituting the Irgovel Reserve to Nutra SA, LLC for use by Irgovel; and

(b)       Any remaining proceeds (net of expenses related to the New Financing) may be used by Borrowers USA Segment for working capital purposes.

Any portion of the Irgovel Reserve that is maintained by Borrower because it has not been contributed or loaned to Nutra SA, LLC shall not constitute cash on hand for purposes of satisfying the Minimum Liquidity Requirement under Item 21(e) of the Schedule.

6.2       Use of Proceeds from Irgovel Escrow Account.  If funds are released from the Irgovel Escrow Account to Borrower (“Released Escrow Funds”), Borrower shall comply with Section 7 below, and subject to compliance with Section 7 below and so long as Borrower is not in default as a result of the repayments contemplated below, Borrower may use such funds as follows:

(a)        Up to $315,000 of the Released Escrow Funds may be used to repay the Halpern Loan;

(b)        Up to $225,000 of the Released Escrow Funds may be used to repay the Early Maturing Notes;  and

(c)       Any remaining portion of the Released Escrow Funds may be used by Borrower’s USA Segment for working capital purposes.

Section 7.	Borrower Payments.

7.1      Without limitation to any other obligation under this Agreement, the Loan Agreement or the other Loan Documents, in consideration of Agent and Lender agreeing to the waivers and amendments contained herein, the Borrower hereby agrees to pay a one-time waiver fee to Agent and Lender in the aggregate amount of Seventy-Five Thousand Dollars ($75,000.00) in cash or other immediately available funds upon execution of this Agreement.

7.2       Borrower agrees to apply One-Million Dollars ($1,000,000.00) of the Released Escrow Funds towards the repayment of the Term Loan with three (3) days of funds being released, and, regardless of whether such funds have been released, such repayment shall occur no later than March 31, 2016.

Section 8.	Acknowledgments.

8.1       (a)        Acknowledgement of Obligations.  Grantors hereby acknowledge, confirm and agree that as of the Effective Date, Borrower is indebted to Agent and Lender for Loans and other financial accommodations under the Loan Documents in the following principal amounts:

Revolving Loan:	$1,720,350.00
Term Loan:	$2,500,000.00

All such obligations under the Loan Agreement owing by Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Agent and Lender, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)       Binding Effect of Documents.  Grantors hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which a party have been duly executed and delivered to Agent and Lender thereto by Grantors, and each is in full force and effect as of the Effective Date, (ii) the agreements and obligations of Grantors contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Grantors, enforceable against Grantors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and Grantors have no valid defense to the enforcement of the obligations under the Loan Agreement and (iii)  Agent and Lender are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

Section 9.	Covenants, Representations and Acknowledgments of Grantors.

9.1       Each Grantor does hereby ratify, confirm and reaffirm all of the terms and conditions of the Loan Agreement, and the other Loan Documents, to which each are a party, in each case as such documents are amended and waived hereby; and the Grantors further agree that each continues to be bound by the terms and conditions thereof.

9.2       Each Grantor does hereby ratify, confirm and reaffirm, without condition, all liens and security interests in the collateral granted to the Lender pursuant to the Loan Documents; and all such liens and security interests shall continue to secure the Obligations as first priority liens (subject to Permitted Liens).

9.3       Each Grantor represents and warrants to the Lender and the Agent that:

(a)       this Agreement has been duly executed and delivered by each Grantor and constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms;

(b)       the representations and warranties set forth within the Loan Agreement and the other Loan Documents continue to be true and correct in all material respects as of the date of this Agreement, except those changes resulting from the passage of time and those changes consented to by the Lender and the Agent, if any;

(c)       Each Grantor has not suffered a material adverse change with respect to its assets, business, operations or financial condition since the Closing Date, other than the material adverse changes subject to written Agent forbearance or waiver; and

(d)        the execution and delivery of this Agreement have been duly authorized by all necessary action by the Grantors.

9.4       Other Covenants.  Each Grantor covenants and agrees to:

(a)        take any and all commercially reasonable actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Lender from suffering a loss with respect to the Obligations or being deprived of the Collateral, or of any rights or remedies of Agent with respect to the Term Loan and the Loan Documents in the event of a Default by Grantors under any other Loan Documents (or the ability to exercise such any rights or remedies); and

(b)       use commercially reasonable efforts to preserve all assets of the Grantors, except in the ordinary course of Grantor’s business.

Section 10.        Conditions Precedent.  This Agreement shall be effective as of the date hereof provided that on the date of execution of this Agreement each of the following conditions has been satisfied:

10.1     Contemporaneously with or prior to the execution hereof, each Grantor shall deliver, or cause to be delivered, to the Agent and the Lenders such other documents reasonably required by counsel for the Agent in connection with the transactions contemplated by this Agreement.

10.2     The Agent for the benefit of the Lender shall continue to have a first priority lien (subject to Permitted Liens) on and security interest in the collateral described in the Loan Agreement.

10.3     All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for the Agent, and the Agent shall have received all such originals or copies of such documents as the Agent may request.

10.4     Borrower shall have paid to the Agent its expenses associated with this Agreement, including reasonable fees and expenses of counsel.  At the request of the Borrower, the Agent will confirm that the conditions under this Section 9 were met to its satisfaction and this Agreement became effective.

Section 11.	Reservation of Rights.

11.1    Each Grantor acknowledges and agrees that Agent and Lender (i) have not acquiesced to any noncompliance by the Borrower with the exact terms of the Loan Agreement relating to any Default except as expressly set forth herein and the Forbearance Agreement, (ii) intend to strictly enforce the terms of the Loan Agreement and the Loan Documents (as amended and waived hereby), in the exercise of Agent’s and Lender’s sole and absolute discretion, and (iii) hereby reserve all rights, powers and remedies under the Loan Agreement and the other Loan Documents with respect to any noncompliance with the terms of the Loan Agreement or any of the other Loan Documents. Agent, in its discretion, may honor requests by the Borrower for advances pursuant to the Loan Agreement, but in no event shall Agent’s honoring of any such requests be deemed a waiver of any Default that may occur or exist. Each Grantor acknowledges and agrees that advances and other extensions of credit made by Agent to or for the benefit of the Borrower and Grantor have been made in reliance upon, and are consideration for, among other things, the covenants, agreements, representations and warranties of the Grantors herein.

Section 12.	Miscellaneous

12.1     This Agreement shall be construed in accordance with, and governed by the internal laws of, the State of New York without giving effect to its conflict of laws principles.

12.2     This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Grantors, the Lender and the Agent. The Grantors may not assign any of its rights or obligations hereunder without the prior written consent of the Agent.

12.3     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

12.4     All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Loan Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context requires otherwise.

12.5     Each Grantor hereby ratifies and reaffirms the Loan Agreement and all of its obligations and liabilities thereunder.  Borrower acknowledges and agrees that all terms and provisions, covenants and conditions of this Agreement shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Grantors.  Borrower shall pay to Agent all costs and expenses, including legal fees, incurred by Agent in connection with preparation, negotiation and closing of this Agreement.

12.6     This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement, as amended hereby, shall remain in full force and effect.  Notwithstanding any prior mutual temporary disregard of any of the terms of the Loan Agreement, the parties agree that the term of each of the Loan Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified or waived by this Agreement and the Forbearance Agreement.

12.7     To induce Agent to enter into this Agreement, each Grantor hereby releases, acquits, and forever discharges Agent and the Lender and their respective officers, directors, agents, employees, successors and assigns (the “Released Parties”), from all liabilities, claims, demands, actions or causes of action of any kind (if any there be) arising on or before the date of this Agreement, whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against the Released Parties, whether arising under or in connection with the Loan Agreement or otherwise.

12.8     Each Grantor hereby waives the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them.

12.9     Except as specifically set forth herein, neither this Agreement, Lenders’ continued making of loans or other extensions of credit at any time extended to Borrower in accordance with the Loan Agreement shall be deemed a waiver of or consent to any Default.

12.10   Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between Grantors and Lender.  This Agreement is not intended, nor shall it be construed, to create a partnership or join venture relationship between or among any of the parties hereto.  No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

12.11   Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.12   Any reference to the Loan Agreement contained in any document, instrument or agreement executed in connection with the Loan Agreement, shall be deemed to be a reference to the Loan Agreement as modified or waived by this Agreement.

12.13   This Agreement is a Loan Document.

12.14   In the event there is a conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantors, Agent and Lender have executed this Agreement as of the day and year first above written.

GRANTORS:

RICEBRAN TECHNOLOGIES	SRB-MT, LLC

By:	By:
Name:	Name:
Title:	Title:

NUTRACEA, LLC	SRB-WS, LLC

By:	By:
Name:	Name:
Title:	Title:

RICE RX, LLC	SRB-IP, LLC

By:	By:
Name:	Name:
Title:	Title:

RICE SCIENCE LLC	HEALTHY NATURAL, INC.

By:	By:
Name:	Name:
Title:	Title:

SRB-MERM, LLC	THE RICEX COMPANY

By:	By:
Name:	Name:
Title:	Title:

SRB-LC, LLC	RICEX NUTRIENT, INC.

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Waiver and Amendment Agreement]

Agreed to and accepted this __ day of February, 2016.

AGENT AND LENDER

FULL CIRCLE CAPITAL CORPORATION

By:	/s/ Gregg J Felton
Name: Gregg J Felton
Title: President & CEO